EXHIBIT 99.1

                             [GoAmerica letterhead]

CONTACTS:    Investor Relations
             201-996-1717
             investors@goamerica.net

GOAMERICA RECEIVES TEMPORARY EXCEPTION TO NASDAQ'S $1 MINIMUM BID PRICE LISTING
                                  REQUIREMENT

                                      * * *
                TRADING SYMBOL CHANGED DURING CONDITIONAL LISTING

Hackensack, NJ--August 19, 2004-- GOAMERICA, INC. (NASDAQ: GOAM AND GOAMC) today announced that it has received a Nasdaq Listing Qualifications Panel Determination granting GoAmerica a temporary exception to the $1.00 minimum closing bid price per share requirement for continued listing on The Nasdaq SmallCap Market (as required by Nasdaq's Marketplace Rule 4310(c)(4)) through at least October 4, 2004, subject to certain conditions. As previously announced, GoAmerica had appealed a June 2004 Nasdaq Staff Determination that the Company's Common Stock be delisted for failure to satisfy the minimum bid price by May 31, 2004.

The Nasdaq Listings Qualifications Panel provided such additional time for compliance by GoAmerica with Marketplace Rule 4310(c)(4) because GoAmerica is in compliance with all other Nasdaq listing requirements; however, the temporary exception also provides interim deadlines for certain actions the Company must complete as part of the process of remedying its bid price deficiency. The Company believes that it can meet these conditions, however, there can be no assurance that it will do so.

In connection with the temporary exception, Nasdaq has appended a fifth character "C" to GoAmerica's regular "GOAM" trading symbol, effective as of the commencement of trading on the Nasdaq SmallCap Market on August 19, 2004, so that GoAmerica's trading symbol will be "GOAMC" for the duration of the exception. In the event that the Company's Common Stock ceases to be listed on The Nasdaq SmallCap Market, the Company expects to be immediately listed in the OTC-Bulletin Board maintained by Nasdaq.

ABOUT GOAMERICA

GoAmerica(R) is a leading provider of wireless telecommunications services for people with hearing loss. The Company's vision is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. WyndTell(R)--a GoAmerica service--is the wireless service of choice for thousands of deaf consumers across the U. S., and was recognized for Excellence in Universal Design and Technology, by the California Governor's Committee for the Employment of Disabled Persons. For more information, visit www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717.

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The statements contained in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) our ability to manage our remaining operations; and (xi) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are also trademarks or service marks of GoAmerica. Other names may be trademarks of their respective owners.

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